UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2017

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 2, 2017, Zebra Technologies Corporation (the “Company”) provided a supplemental notice to holders of the redemption price for its previously announced partial redemption of outstanding 7.25% Senior Notes due 2022 in accordance with the terms of the indenture governing the notes. As previously announced, the Company elected to redeem $750,000,000 in principal amount of the outstanding 7.25% Senior Notes due 2022 (the “Redeemed Notes”) on August 7, 2017 (the “Redemption Date”), plus the applicable premium, and accrued and unpaid interest to, but excluding, the Redemption Date.

The aggregate accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date has been calculated to be equal to $16,916,667. The applicable premium on the Redeemed Notes has been calculated to be equal to $48,394,657. The aggregate redemption price to be paid on the Redeemed Notes is equal to $815,311,324 or $1,087.081765 per $1,000 principal amount of Redeemed Notes.

As set forth in the previously issued notice of conditional redemption, dated July 6, 2017, the redemption of the Redeemed Notes was made conditional on the Company’s receipt of proceeds from one or more new lower-cost financing transactions, including a term loan credit facility, sufficient in the Company’s sole discretion, to pay the redemption price and to effect the other transactions contemplated by such financing transactions, including paying the related fees and expenses, on or prior to the Redemption Date (the “Financing Condition”). The Company expects that the Financing Condition will be satisfied on or prior to the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of redemption under the indenture, nor an offer to tender for, or purchase, any of its 7.25% Senior Notes due 2022 or any other security.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, the satisfaction of the Financing Condition and the completion of the partial redemption of the Redeemed Notes constitute forward-looking statements. For a description of factors that may cause Zebra’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of Zebra’s 2016 Annual Report on Form 10-K and other documents of Zebra’s on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Zebra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Zebra or its business or operations. Except as required by law, Zebra undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by Zebra’s forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: August 2, 2017	By:	/s/ Jim L. Kaput
	Name:	Jim L. Kaput
	Title:	SVP, General Counsel and Corporate Secretary